The following table lists the direct and indirect subsidiaries of SmileDirectClub, Inc. as of December 31, 2022 Name of Subsidiary Jurisdiction/State of Incorporation Access Dental Lab, LLC Tennessee CAMF II, LLC Delaware Ortho Lab Services, LLC Delaware SDC Canada, Inc. Canada SDC Financial LLC Delaware SDC Holding, LLC Tennessee SDC Plane, LLC Delaware SDC US SmilePay SPV Delaware SmileDirectClub AUS PTY LTD Australia SmileDirectClub DEU GmbH Germany SmileDirectClub FR SARL France SmileDirectClub HK Limited Hong Kong SmileDirectClub IRL Ltd Ireland SmileDirectClub NZ New Zealand SmileDirectClub Sociedad Anonima Costa Rica SmileDirectClub UK Ltd. United Kingdom SmileDirectClub Singapore Pte Ltd Singapore SmileDirectClub Mexico Mexico SmileDirectClub Spain S.L. Spain SmileDirectClub AUT GmbH Germany SmileDirectClub Mexico, Servicios S. De R.L. De C.V. Mexico SmileDirectClub NLD B.V. Netherlands SmileDirectClub, LLC Tennessee SmileFarm, LLC (f/k/a Access Dental Lab TX, LLC) Tennessee Smiles of Austria GmbH Germany Smiles of Germany GmbH Germany Smiles of Netherlands B.V. Netherlands SpaDirectClub, LLC Delaware